Exhibit C

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Andrew Collins as the undersigned’s true and lawful authorized representative and attorney-in-fact to execute for, and on behalf of, the undersigned and to file with the U.S. Securities and Exchange Commission and any other authority: (1) any Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder; and (2) any Schedules 13D and Schedules 13G, and any amendments thereto, in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder, in each case with respect to any securities of Genesis Healthcare, Inc. (and any successor thereto).

Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 or Schedules 13D or Schedules 13G with respect to any securities of Genesis Healthcare, Inc. (or any successor thereto), unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of February 6, 2019.

/s/ Steven D. Lebowitz

Steven D. Lebowitz

/s/ Deborah P. Lebowitz

Deborah P. Lebowitz

/s/ David Lebowitz

David Lebowitz

/s/ Amanda Lebowitz

Amanda Lebowitz

/s/ Andrew Lebowitz

Andrew Lebowitz

/s/ Ashley Lebowitz

Ashley Lebowitz

The Lebowitz Family Stock, LLC
By: Name: Its:	/s/ Steven D. Lebowitz Steven D. Lebowitz Manager

Lebowitz RCT, Inc.
By: Name: Its:	/s/ Steven D. Lebowitz Steven D. Lebowitz President

Lebowitz RCT, L.P.
By:	Lebowitz RCT, Inc.
	By: Name: Its:	/s/ Steven D. Lebowitz Steven D. Lebowitz President

/s/ Andrew Collins Andrew Collins, Attorney-In-Fact